Exhibit 99.01

Valero Energy Reports 2019 Fourth Quarter and Full Year Results

•	Reported net income attributable to Valero stockholders of $1.1 billion, or $2.58 per share, for the fourth quarter and $2.4 billion, or $5.84 per share, for the year.

•	Reported adjusted net income attributable to Valero stockholders of $873 million, or $2.13 per share, for the fourth quarter and $2.4 billion, or $5.70 per share, for the year.

•	Returned $591 million in cash to stockholders through dividends and stock buybacks in the fourth quarter and $2.3 billion in the year.

•	Increased quarterly common stock dividend by nine percent to $0.98 per share on January 23.

SAN ANTONIO, January 30, 2020 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $1.1 billion, or $2.58 per share, for the fourth quarter of 2019 compared to $952 million, or $2.24 per share, for the fourth quarter of 2018. Excluding adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $873 million, or $2.13 per share, for the fourth quarter of 2019 and $932 million, or $2.19 per share, for the fourth quarter of 2018. The adjustment for the fourth quarter of 2019 is associated with the retroactive blender’s tax credit.

For the year ended December 31, 2019, net income attributable to Valero stockholders was $2.4 billion, or $5.84 per share, compared to $3.1 billion, or $7.29 per share, for 2018. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $2.4 billion, or $5.70 per share, for 2019 compared to $3.2 billion, or $7.55 per share, for 2018.

“We delivered another year of steady earnings despite a challenging environment for the refining business during 2019,” said Joe Gorder, Valero Chairman and Chief Executive Officer. “We ran our business well by delivering the best year ever on employee safety performance along with the lowest number of environmental events in company history.”

Refining
The refining segment reported $1.4 billion of operating income for the fourth quarter of 2019 compared to $1.5 billion for the fourth quarter of 2018.

“Our refineries operated well at 96% utilization, allowing us to take advantage of wider sour crude oil differentials and weakness in high sulfur residual feedstocks in the fourth quarter,” Gorder said.

Refinery throughput volumes averaged 3.0 million barrels per day in the fourth quarter of 2019, which is in line with the fourth quarter of 2018. For the full year 2019, the company processed record volumes of approximately 180 thousand barrels per day of Canadian heavy crude oil and 1.4 million barrels per day of North American sweet crude oil. The company exported an average of 343,000 barrels per day of gasoline and distillate in 2019.

Ethanol
The ethanol segment reported $36 million of operating income for the fourth quarter of 2019, compared to a $27 million operating loss for the fourth quarter of 2018. The increase in operating income was attributed primarily to higher ethanol prices. Ethanol production volumes averaged 4.3 million gallons per day in the fourth quarter of 2019, which is in line with the fourth quarter of 2018.

Renewable Diesel
The renewable diesel segment reported $541 million of operating income for the fourth quarter of 2019, compared to $101 million for the fourth quarter of 2018. After adjusting for the retroactive blender’s tax credit recorded in the fourth quarter of 2019, adjusted renewable diesel operating income was $187 million in the fourth quarter of 2019, compared to $167 million in the fourth quarter of 2018. Renewable diesel sales volumes averaged 844 thousand gallons per day in the fourth quarter of 2019, an increase of 124 thousand gallons per day versus the fourth quarter of 2018.

Corporate and Other
General and administrative expenses were $243 million in the fourth quarter of 2019 compared to $230 million in the fourth quarter of 2018. For 2019, general and administrative expenses of

$868 million were $57 million lower than in 2018 mainly due to adjustments to our environmental liabilities in 2018. The effective tax rate for 2019 was 20 percent.

Investing and Financing Activities
Capital investments totaled $722 million in the fourth quarter of 2019, of which $445 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance.

Valero returned $591 million to stockholders in the fourth quarter of 2019, of which $369 million was paid as dividends and $222 million was for the purchase of approximately 2.3 million shares of common stock. In 2019, Valero returned $2.3 billion to stockholders, or 47 percent of adjusted net cash provided by operating activities, consisting of $777 million in stock buybacks and $1.5 billion in dividends.

Net cash provided by operating activities in 2019 was $5.5 billion. Included in this amount is a $294 million favorable impact from working capital and our joint venture partner’s share of Diamond Green Diesel’s (DGD) net cash provided by operating activities, excluding changes in its working capital. Excluding these items, adjusted net cash provided by operating activities was $4.8 billion.

Valero continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2020. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to our joint venture partner’s ownership interest in DGD.

On January 23, the company announced a nine percent increase in its quarterly common stock dividend from $0.90 per share to $0.98 per share, payable on March 4, 2020, to holders of record on February 12, 2020.

Liquidity and Financial Position
Valero ended the fourth quarter of 2019 with $9.7 billion of total debt and $2.6 billion of cash and cash equivalents. The debt to capital ratio, net of $2 billion in cash, was 26 percent.

Strategic Update
In 2019, Valero successfully started up the Houston Alkylation Unit, which upgrades lower value natural gas liquids and refinery olefins to a premium, high octane alkylate product. Valero also completed the Central Texas Pipelines and Terminals project, which reduces secondary costs and extends the supply chain from the U.S. Gulf Coast to a growing inland market.

Several growth projects, including the Pasadena Terminal, St. Charles Alkylation Unit and Pembroke Cogeneration Unit, are on track to be completed in 2020. The Diamond Pipeline expansion should be completed in 2021. The company expects the DGD expansion and Port Arthur Coker to be completed in 2021 and 2022, respectively.

Valero, with its ethanol and renewable diesel businesses, is already the largest renewable fuels producer in North America and it continues to explore growth opportunities in renewable fuels. As previously announced, Valero and its joint venture partner in DGD have initiated an advanced engineering and development cost review for a new renewable diesel plant at Valero’s Port Arthur, Texas facility. If the project is approved, operations would commence in 2024, resulting in DGD production capacity increasing to over 1.1 billion gallons annually.

Valero continues to expect to invest approximately $2.5 billion of capital in 2020, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 14 ethanol plants with a combined production capacity of approximately 1.73 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero also is a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, refining margin, ethanol margin, renewable diesel margin, adjusted refining operating income, adjusted ethanol operating income, adjusted renewable diesel operating income, and adjusted net cash provided by operating activities. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (h) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Statement of income data
Revenues	$27,879	$28,730	$108,324	$117,033
Cost of sales:
Cost of materials and other (a)	24,080	25,415	96,476	104,732
Operating expenses (excluding depreciation and amortization expense reflected below)	1,239	1,251	4,868	4,690
Depreciation and amortization expense	557	518	2,202	2,017
Total cost of sales	25,876	27,184	103,546	111,439
Other operating expenses (b)	7	4	21	45
General and administrative expenses (excluding depreciation and amortization expense reflected below) (c)	243	230	868	925
Depreciation and amortization expense	14	13	53	52
Operating income	1,739	1,299	3,836	4,572
Other income, net (d)	36	42	104	130
Interest and debt expense, net of capitalized interest	(119)	(114)	(454)	(470)
Income before income tax expense	1,656	1,227	3,486	4,232
Income tax expense (e) (f)	326	205	702	879
Net income	1,330	1,022	2,784	3,353
Less: Net income attributable to noncontrolling interests (a)	270	70	362	231
Net income attributable to Valero Energy Corporation stockholders	$1,060	$952	$2,422	$3,122

Earnings per common share	$2.58	$2.26	$5.84	$7.30
Weighted-average common shares outstanding (in millions)	409	421	413	426

Earnings per common share – assuming dilution	$2.58	$2.24	$5.84	$7.29
Weighted-average common shares outstanding – assuming dilution (in millions)	410	422	414	428

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT (g)
(millions of dollars)
(unaudited)

	Refining	Ethanol	Renewable Diesel	Corporate and Eliminations	Total
Three months ended December 31, 2019
Revenues:
Revenues from external customers	$26,637	$958	$284	$—	$27,879
Intersegment revenues	6	69	73	(148)	—
Total revenues	26,643	1,027	357	(148)	27,879
Cost of sales:
Cost of materials and other (a)	23,602	843	(217)	(148)	24,080
Operating expenses (excluding depreciation and amortization expense reflected below)	1,092	126	21	—	1,239
Depreciation and amortization expense	523	22	12	—	557
Total cost of sales	25,217	991	(184)	(148)	25,876
Other operating expenses (b)	7	—	—	—	7
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	243	243
Depreciation and amortization expense	—	—	—	14	14
Operating income by segment	$1,419	$36	$541	$(257)	$1,739

Three months ended December 31, 2018
Revenues:
Revenues from external customers	$27,722	$803	$204	$1	$28,730
Intersegment revenues	5	54	67	(126)	—
Total revenues	27,727	857	271	(125)	28,730
Cost of sales:
Cost of materials and other	24,671	729	140	(125)	25,415
Operating expenses (excluding depreciation and amortization expense reflected below)	1,097	134	20	—	1,251
Depreciation and amortization expense	487	21	10	—	518
Total cost of sales	26,255	884	170	(125)	27,184
Other operating expenses (b)	4	—	—	—	4
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	230	230
Depreciation and amortization expense	—	—	—	13	13
Operating income (loss) by segment	$1,468	$(27)	$101	$(243)	$1,299

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT (g)
(millions of dollars)
(unaudited)

	Refining	Ethanol	Renewable Diesel	Corporate and Eliminations	Total
Year ended December 31, 2019
Revenues:
Revenues from external customers	$103,746	$3,606	$970	$2	$108,324
Intersegment revenues	18	231	247	(496)	—
Total revenues	103,764	3,837	1,217	(494)	108,324
Cost of sales:
Cost of materials and other (a)	93,371	3,239	360	(494)	96,476
Operating expenses (excluding depreciation and amortization expense reflected below)	4,289	504	75	—	4,868
Depreciation and amortization expense	2,062	90	50	—	2,202
Total cost of sales	99,722	3,833	485	(494)	103,546
Other operating expenses (b)	20	1	—	—	21
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	868	868
Depreciation and amortization expense	—	—	—	53	53
Operating income by segment	$4,022	$3	$732	$(921)	$3,836

Year ended December 31, 2018
Revenues:
Revenues from external customers	$113,093	$3,428	$508	$4	$117,033
Intersegment revenues	25	210	170	(405)	—
Total revenues	113,118	3,638	678	(401)	117,033
Cost of sales:
Cost of materials and other (a)	101,866	3,008	262	(404)	104,732
Operating expenses (excluding depreciation and amortization expense reflected below)	4,154	470	66	—	4,690
Depreciation and amortization expense	1,910	78	29	—	2,017
Total cost of sales	107,930	3,556	357	(404)	111,439
Other operating expenses (b)	45	—	—	—	45
General and administrative expenses (excluding depreciation and amortization expense reflected below) (c)	—	—	—	925	925
Depreciation and amortization expense	—	—	—	52	52
Operating income by segment	$5,143	$82	$321	$(974)	$4,572

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$1,060	$952	$2,422	$3,122
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	192	(33)	80	10
Income tax (expense) benefit related to blender’s tax credit	(5)	1	(2)	(9)
Blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	187	(32)	78	1
Texas City Refinery fire expenses	—	(3)	—	(17)
Income tax benefit related to Texas City Refinery fire expenses	—	1	—	4
Texas City Refinery fire expenses, net of taxes	—	(2)	—	(13)
Environmental reserve adjustments (c)	—	—	—	(108)
Income tax benefit related to environmental reserve adjustments	—	—	—	24
Environmental reserve adjustments, net of taxes	—	—	—	(84)
Loss on early redemption of debt (d)	—	—	(22)	(38)
Income tax benefit related to loss on early redemption of debt	—	—	5	9
Loss on early redemption of debt, net of taxes	—	—	(17)	(29)
Income tax benefit from Tax Reform (e)	—	12	—	12
Foreign tax credit (f)	—	42	—	—
Total adjustments	187	20	61	(113)
Adjusted net income attributable to Valero Energy Corporation stockholders	$873	$932	$2,361	$3,235

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$2.58	$2.24	$5.84	$7.29
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	0.45	(0.07)	0.18	—
Texas City Refinery fire expenses	—	(0.01)	—	(0.02)
Environmental reserve adjustments (c)	—	—	—	(0.20)
Loss on early redemption of debt (d)	—	—	(0.04)	(0.07)
Income tax benefit from Tax Reform (e)	—	0.03	—	0.03
Foreign tax credit (f)	—	0.10	—	—
Total adjustments	0.45	0.05	0.14	(0.26)
Adjusted earnings per common share – assuming dilution	$2.13	$2.19	$5.70	$7.55

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment (g)
Refining operating income	$1,419	$1,468	$4,022	$5,143
Exclude:
Blender’s tax credit (a)	15	—	2	8
Operating expenses (excluding depreciation and amortization expense reflected below)	(1,092)	(1,097)	(4,289)	(4,154)
Depreciation and amortization expense	(523)	(487)	(2,062)	(1,910)
Other operating expenses (b)	(7)	(4)	(20)	(45)
Refining margin	$3,026	$3,056	$10,391	$11,244

Refining operating income	$1,419	$1,468	$4,022	$5,143
Exclude:
Blender’s tax credit (a)	15	—	2	8
Other operating expenses (b)	(7)	(4)	(20)	(45)
Adjusted refining operating income	$1,411	$1,472	$4,040	$5,180

Ethanol segment
Ethanol operating income (loss)	$36	$(27)	$3	$82
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(126)	(134)	(504)	(470)
Depreciation and amortization expense	(22)	(21)	(90)	(78)
Other operating expenses (b)	—	—	(1)	—
Ethanol margin	$184	$128	$598	$630

Ethanol operating income (loss)	$36	$(27)	$3	$82
Exclude: Other operating expenses (b)	—	—	(1)	—
Adjusted ethanol operating income (loss)	$36	$(27)	$4	$82

Renewable diesel segment (g)
Renewable diesel operating income	$541	$101	$732	$321
Exclude:
Blender’s tax credit (a)	354	(66)	156	4
Operating expenses (excluding depreciation and amortization expense reflected below)	(21)	(20)	(75)	(66)
Depreciation and amortization expense	(12)	(10)	(50)	(29)
Renewable diesel margin	$220	$197	$701	$412

Renewable diesel operating income	$541	$101	$732	$321
Exclude: Blender’s tax credit (a)	354	(66)	156	4
Adjusted renewable diesel operating income	$187	$167	$576	$317

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (i)
U.S. Gulf Coast region (g)
Refining operating income	$706	$499	$1,485	$2,328
Exclude:
Blender’s tax credit (a)	11	—	2	5
Operating expenses (excluding depreciation and amortization expense reflected below)	(610)	(616)	(2,436)	(2,326)
Depreciation and amortization expense	(325)	(292)	(1,279)	(1,157)
Other operating expenses (b)	(5)	(3)	(13)	(42)
Refining margin	$1,635	$1,410	$5,211	$5,848

Refining operating income	$706	$499	$1,485	$2,328
Exclude:
Blender’s tax credit (a)	11	—	2	5
Other operating expenses (b)	(5)	(3)	(13)	(42)
Adjusted refining operating income	$700	$502	$1,496	$2,365

U.S. Mid-Continent region (g)
Refining operating income	$251	$416	$1,242	$1,488
Exclude:
Blender’s tax credit (a)	3	—	—	2
Operating expenses (excluding depreciation and amortization expense reflected below)	(164)	(164)	(632)	(632)
Depreciation and amortization expense	(82)	(78)	(308)	(291)
Other operating expenses (b)	—	—	(2)	—
Refining margin	$494	$658	$2,184	$2,409

Refining operating income	$251	$416	$1,242	$1,488
Exclude:
Blender’s tax credit (a)	3	—	—	2
Other operating expenses (b)	—	—	(2)	—
Adjusted refining operating income	$248	$416	$1,244	$1,486

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (i) (continued)

North Atlantic region
Refining operating income	$314	$516	$1,041	$1,136
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(154)	(163)	(593)	(595)
Depreciation and amortization expense	(53)	(53)	(213)	(220)
Other operating expenses (b)	(2)	—	(4)	—
Refining margin	$523	$732	$1,851	$1,951

Refining operating income	$314	$516	$1,041	$1,136
Exclude: other operating expenses (b)	(2)	—	(4)	—
Adjusted refining operating income	$316	$516	$1,045	$1,136

U.S. West Coast region
Refining operating income	$148	$37	$254	$191
Exclude:
Blender’s tax credit (a)	1	—	—	1
Operating expenses (excluding depreciation and amortization expense reflected below)	(164)	(154)	(628)	(601)
Depreciation and amortization expense	(63)	(64)	(262)	(242)
Other operating expenses (b)	—	(1)	(1)	(3)
Refining margin	$374	$256	$1,145	$1,036

Refining operating income	$148	$37	$254	$191
Exclude:
Blender’s tax credit (a)	1	—	—	1
Other operating expenses (b)	—	(1)	(1)	(3)
Adjusted refining operating income	$147	$38	$255	$193

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	329	445	394	469
Medium/light sour crude oil	242	408	272	418
Sweet crude oil	1,676	1,464	1,581	1,410
Residuals	236	229	215	232
Other feedstocks	157	124	153	127
Total feedstocks	2,640	2,670	2,615	2,656
Blendstocks and other	378	343	337	330
Total throughput volumes	3,018	3,013	2,952	2,986

Yields (thousand barrels per day)
Gasolines and blendstocks	1,511	1,484	1,423	1,443
Distillates	1,136	1,126	1,126	1,133
Other products (j)	405	442	433	449
Total yields	3,052	3,052	2,982	3,025

Operating statistics (g) (h) (k)
Refining margin (from Table Page 5)	$3,026	$3,056	$10,391	$11,244
Adjusted refining operating income (from Table Page 5)	$1,411	$1,472	$4,040	$5,180
Throughput volumes (thousand barrels per day)	3,018	3,013	2,952	2,986

Refining margin per barrel of throughput	$10.90	$11.03	$9.65	$10.32
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.93	3.96	3.98	3.82
Depreciation and amortization expense per barrel of throughput	1.89	1.76	1.92	1.75
Adjusted refining operating income per barrel of throughput	$5.08	$5.31	$3.75	$4.75

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating statistics (h) (k)
Ethanol margin (from Table Page 5)	$184	$128	$598	$630
Adjusted ethanol operating income (loss) (from Table Page 5)	$36	$(27)	$4	$82
Production volumes (thousand gallons per day)	4,321	4,251	4,269	4,109

Ethanol margin per gallon of production	$0.46	$0.33	$0.38	$0.42
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.32	0.34	0.32	0.31
Depreciation and amortization expense per gallon of production	0.06	0.06	0.06	0.06
Adjusted ethanol operating income (loss) per gallon of production	$0.08	$(0.07)	$—	$0.05

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS (g)
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating statistics (h) (k)
Renewable diesel margin (from Table Page 5)	$220	$197	$701	$412
Adjusted renewable diesel operating income (from Table Page 5)	$187	$167	$576	$317
Sales volumes (thousand gallons per day)	844	720	760	431

Renewable diesel margin per gallon of sales	$2.84	$2.96	$2.53	$2.60
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.27	0.29	0.27	0.41
Depreciation and amortization expense per gallon of sales	0.15	0.16	0.18	0.18
Adjusted renewable diesel operating income per gallon of sales	$2.42	$2.51	$2.08	$2.01

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating statistics by region (i)
U.S. Gulf Coast region (g) (h) (k)
Refining margin (from Table Page 6)	$1,635	$1,410	$5,211	$5,848
Adjusted refining operating income (from Table Page 6)	$700	$502	$1,496	$2,365
Throughput volumes (thousand barrels per day)	1,762	1,797	1,740	1,772

Refining margin per barrel of throughput	$10.08	$8.53	$8.21	$9.04
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.76	3.73	3.84	3.60
Depreciation and amortization expense per barrel of throughput	2.01	1.76	2.01	1.79
Adjusted refining operating income per barrel of throughput	$4.31	$3.04	$2.36	$3.65

U.S. Mid-Continent region (g) (h) (k)
Refining margin (from Table Page 6)	$494	$658	$2,184	$2,409
Adjusted refining operating income (from Table Page 6)	$248	$416	$1,244	$1,486
Throughput volumes (thousand barrels per day)	463	450	454	466

Refining margin per barrel of throughput	$11.60	$15.89	$13.17	$14.17
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.84	3.95	3.81	3.72
Depreciation and amortization expense per barrel of throughput	1.90	1.89	1.85	1.71
Adjusted refining operating income per barrel of throughput	$5.86	$10.05	$7.51	$8.74

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating statistics by region (i) (continued)
North Atlantic region (h) (k)
Refining margin (from Table Page 7)	$523	$732	$1,851	$1,951
Adjusted refining operating income (from Table Page 7)	$316	$516	$1,045	$1,136
Throughput volumes (thousand barrels per day)	510	500	492	466

Refining margin per barrel of throughput	$11.14	$15.91	$10.31	$11.46
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.29	3.53	3.30	3.49
Depreciation and amortization expense per barrel of throughput	1.12	1.15	1.19	1.29
Adjusted refining operating income per barrel of throughput	$6.73	$11.23	$5.82	$6.68

U.S. West Coast region (h) (k)
Refining margin (from Table Page 7)	$374	$256	$1,145	$1,036
Adjusted refining operating income (from Table Page 7)	$147	$38	$255	$193
Throughput volumes (thousand barrels per day)	283	266	266	282

Refining margin per barrel of throughput	$14.37	$10.47	$11.80	$10.06
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.30	6.30	6.47	5.84
Depreciation and amortization expense per barrel of throughput	2.45	2.60	2.71	2.34
Adjusted refining operating income per barrel of throughput	$5.62	$1.57	$2.62	$1.88

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$62.49	$68.46	$64.18	$71.62
Brent less West Texas Intermediate (WTI) crude oil	5.51	9.38	7.15	6.71
Brent less Alaska North Slope (ANS) crude oil	(1.92)	(0.18)	(0.86)	0.31
Brent less Louisiana Light Sweet (LLS) crude oil	1.67	1.94	1.47	1.72
Brent less Argus Sour Crude Index (ASCI) crude oil	4.72	5.15	3.56	5.20
Brent less Maya crude oil	9.56	4.76	6.57	9.22
LLS crude oil	60.82	66.52	62.71	69.90
LLS less ASCI crude oil	3.05	3.21	2.09	3.48
LLS less Maya crude oil	7.89	2.82	5.10	7.50
WTI crude oil	56.98	59.08	57.03	64.91

Natural gas (dollars per million British Thermal Units)	2.26	3.86	2.47	3.23

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	3.79	(2.60)	4.37	4.81
Ultra-low-sulfur (ULS) diesel less Brent	15.92	14.91	14.90	14.02
Propylene less Brent	(24.54)	(3.55)	(22.31)	(2.86)
CBOB gasoline less LLS	5.46	(0.66)	5.84	6.53
ULS diesel less LLS	17.59	16.85	16.37	15.74
Propylene less LLS	(22.87)	(1.61)	(20.84)	(1.14)
U.S. Mid-Continent:
CBOB gasoline less WTI	10.73	8.60	13.62	13.70
ULS diesel less WTI	22.31	26.66	22.77	22.82
North Atlantic:
CBOB gasoline less Brent	7.33	0.68	7.20	7.59
ULS diesel less Brent	19.42	18.43	17.22	16.29
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	14.84	7.05	16.28	13.05
California Air Resources Board (CARB) diesel less ANS	21.50	18.69	19.30	18.13
CARBOB 87 gasoline less WTI	22.27	16.61	24.29	19.45
CARB diesel less WTI	28.93	28.25	27.31	24.53

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Ethanol
Chicago Board of Trade (CBOT) corn (dollars per bushel)	$3.81	$3.70	$3.84	$3.68
New York Harbor ethanol (dollars per gallon)	1.62	1.38	1.53	1.48

Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	1.95	2.06	1.94	2.09
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.56	0.40	0.48	0.53
California Low-Carbon Fuel Standard (dollars per metric ton)	206.04	191.63	196.82	168.24
CBOT soybean oil (dollars per pound)	0.31	0.28	0.29	0.30

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	December 31,
	2019	2018
Balance sheet data
Current assets	$18,969	$17,675
Cash and cash equivalents included in current assets	2,583	2,982
Inventories included in current assets	7,013	6,532
Current liabilities	13,160	10,724
Current portion of debt and finance lease obligations included in current liabilities	494	238
Debt and finance lease obligations, less current portion	9,178	8,871
Total debt and finance lease obligations	9,672	9,109
Valero Energy Corporation stockholders’ equity	21,803	21,667

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (h)
Net cash provided by operating activities	$1,708	$1,678	$5,531	$4,371
Exclude:
Changes in current assets and current liabilities	(434)	(123)	294	(1,297)
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	277	56	390	175
Adjusted net cash provided by operating activities	$1,865	$1,745	$4,847	$5,493

Dividends per common share	$0.90	$0.80	$3.60	$3.20

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the three months and year ended December 31, 2019 includes a benefit of $449 million for the blender’s tax credit attributable to volumes blended during 2019 and 2018. The benefit was recognized in December 2019 because the U.S legislation authorizing the credit was passed and signed into law in that month. The $449 million pre-tax benefit is attributable to volumes blended during the two years and is reflected in our reportable segments as follows (in millions):

	Refining	Renewable Diesel	Total
Periods to which blender’s tax credit is attributable
2019 blender’s tax credit:
Nine months ended September 30, 2019	$13	$198	$211
Three months ended December 31, 2019	3	77	80
Total 2019 blender’s tax credit	16	275	291
2018 blender’s tax credit:
Nine months ended September 30, 2018	2	90	92
Three months ended December 31, 2018	—	66	66
Total 2018 blender’s tax credit	2	156	158
Total recognized in 2019	$18	$431	$449

Of the $449 million pre-tax benefit, $215 million is attributable to noncontrolling interest and $234 million is attributable to Valero Energy Corporation stockholders.

Cost of materials and other for the year ended December 31, 2018 includes a benefit of $170 million for the blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized in February 2018 because the U.S. legislation authorizing the credit was passed and signed into law in that month. Of the $170 million pre-tax benefit, $10 million and $160 million is included in our refining and renewable diesel segments, respectively, and consequently, $80 million is attributable to noncontrolling interest and $90 million is attributable to Valero Energy Corporation stockholders.

(b)
Other operating expenses reflects expenses that are not associated with our cost of sales and primarily includes costs to repair, remediate, and restore our facilities to normal operations following a non-operating event such as a natural disaster or a major unplanned outage.

(c)
General and administrative expenses (excluding depreciation and amortization expense) for the year ended December 31, 2018 includes a charge of $108 million for environmental reserve adjustments associated with certain non-operating sites.

(d)
“Other income, net” for the year ended December 31, 2019 and 2018 includes a $22 million charge from the early redemption of $850 million of our 6.125 percent senior notes due February 1, 2020 and a $38 million charge from the early redemption of $750 million of our 9.375 percent senior notes due March 15, 2019, respectively.

(e)
On December 22, 2017, the Tax Cut and Jobs Act of 2017 (Tax Reform) was enacted, and we recognized an income tax benefit in December 2017 that represented our initial estimate of the impact of Tax Reform. We finalized our estimates during the three months ended December 31, 2018 and recorded an income tax benefit of $12 million during the period.

(f)
Income tax expense for the three months and year ended December 31, 2018 includes the recognition of a foreign tax credit, resulting from rules proposed in December 2018 by the Internal Revenue Service, which provided guidance on the foreign tax credit limitation under Tax Reform. We estimate that $42 million of the foreign tax credit recognized in the fourth quarter is attributable to the nine months ended September 30, 2018.

(g)
Effective January 1, 2019, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, we created a new reportable segment — renewable diesel. The results of the renewable diesel segment, which includes the operations of our consolidated joint venture, Diamond Green Diesel Holdings LLC (DGD), were transferred from the refining segment. Also effective January 1, 2019, we no longer have a VLP segment, and as a result, the operations previously included in the VLP segment

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

are included in our refining segment. Our prior period segment information has been retrospectively adjusted to reflect our current segment presentation.

(h)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the items noted below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each excluded item is provided below.

–
Blender’s tax credit attributable to Valero Energy Corporation stockholders - We regularly blend renewable diesel with petroleum-based diesel even when there is no U.S. federal tax credit associated with such blending activity. From time to time, the legislation authorizing the blender’s tax credit has been applied retroactively, and we recognize the credit associated with volumes blended during the retroactive period at the time the legislation is signed into law (see note (a)). Therefore, when the period in which the blender’s tax credit is recognized differs from the period in which the blending occurred, we exclude the credit associated with prior-period blending from the period in which it was recognized. Accordingly, the adjustment to reflect the blender’s tax credit attributable to Valero Energy Corporation stockholders that was recognized in 2019 and 2018 but associated with volumes blended in other periods is calculated as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
2019 and 2018 credits recognized in 2019	$449	$—	$449	$—
Less:
Amount related to noncontrolling interest	215	—	215	—
Amount related to Valero Energy Corporation stockholders properly reflected in the period associated with volumes blended	42	33	154	80
Adjustment related to 2019 and 2018 blender’s tax credits recognized in 2019	192	(33)	80	(80)
2017 credits recognized in 2018	—	—	—	170
Less: Amount related to noncontrolling interest	—	—	—	80
Adjustment related to 2017 blender’s tax credit recognized in 2018	—	—	—	90
Total adjustment to reflect blender’s tax credit in proper period	$192	$(33)	$80	$10

–
Texas City Refinery fire expenses - The costs incurred to respond to and assess the damage caused by the fire that occurred at the Texas City Refinery are specific to that event and are not ongoing costs incurred in our operations.

Table Page 17

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

–
Environmental reserve adjustments - The environmental reserve adjustments are attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites) (see note (c)).

–
Loss on early redemption of debt - The penalty and other expenses incurred in connection with the early redemption of our 6.125 percent senior notes due February 1, 2020 and 9.375 percent senior notes due March 15, 2019 (see note (d)) are not associated with the ongoing costs of our borrowing and financing activities.

–	Income tax benefit from Tax Reform - The income tax benefit from Tax Reform (see note (e)) is associated with changes in U.S. tax legislation and is not indicative of our core performance.

–
Foreign tax credit - The income tax benefit from the foreign tax credit (see note (f)) is attributable to the nine months ended September 30, 2018 and is not indicative of our core performance during the three months ended December 31, 2018.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income (loss) excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Renewable diesel margin is defined as renewable diesel operating income excluding the blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the blender’s tax credit (see note (a)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding other operating expenses. We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted renewable diesel operating income is defined as renewable diesel segment operating income excluding the blender’s tax credit (see note (a)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–
Changes in current assets and current liabilities - Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–	DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD - We are a 50/50 joint venture partner in DGD and consolidate DGD’s

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

financial statements; as a result, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to our joint venture partner’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
DGD operating cash flow data
Net cash provided by operating activities	$88	$92	$315	$319
Less: changes in current assets and current liabilities	(465)	(19)	(465)	(30)
Adjusted net cash provided by operating activities	553	111	780	349
Our partner’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	$277	$56	$390	$175

(i)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(j)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(k)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of production, and per gallon of sales amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, and sales volumes for the period, as applicable.

Throughput volumes, production volumes, and sales volumes are calculated by multiplying throughput volumes per day, production volumes per day, and sales volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, production volumes, and sales volumes for the refining segment, ethanol segment, and renewable diesel segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.

Table Page 19